UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 18, 2009
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iPass Inc.
(Exact name of Registrant as specified in its charter)

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Delaware	000-50327	93-1214598
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California                                                                                                           94065
(Address of principal executive offices)(Zip Code)

 (650) 232-4100
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2009, the Compensation Committee of the Board of Directors of iPass Inc. approved the iPass 2009 Annual Executive Management Bonus Plan (the “Plan”), as well as the performance metrics for the Plan for each quarter of 2009. Each quarter stands on its own, except as described below.

Annual target bonuses under the Plan for 2009 for the iPass principal executive officer, principal financial officer, and other executive officer that appeared in the compensation table of the iPass proxy statement filed for its 2008 Annual Meeting of Stockholders remained unchanged from 2008 (other than with respect to Mr. Kaplan, whose annual target bonus was established and disclosed when he joined iPass in November 2008) are as follows:

Officer	Title	Annual Target Bonus
Evan Kaplan	Chairman and CEO	$250,000
John Charters	Chief Operating Officer	$150,000
Frank E. Verdecanna	Vice President and Chief Financial Officer	$100,000

The Plan functions as follows:

Quarterly target bonuses are 25% of the annual target bonuses for Mr. Kaplan, and for Messrs. Charters and Verdecanna for the first quarter, and 20% of annual target bonuses for Messrs. Charters and Verdecanna for the second through fourth quarters. Target bonus is paid out based 100% on corporate objectives, other than with respect to Messrs. Charters and Verdecanna for the second through fourth quarters, for which 20% of target bonus is determined by personal objectives.  The target bonus is calculated and paid out based on how iPass performs on a quarterly basis against established amounts of company performance metrics. These performance metrics are as follows:

· broadband revenues;
· total iPass revenues;
· non-GAAP operating expenses (as reported by iPass); and
· contract monthly order value.

“Contract monthly order value” means the contracted value of the monthly financial obligation of the customer which includes all services, fees and products (excluding revenues from fixed broadband hardware,  Mobile Data cards and one-time fees).

Each company performance metric is given an equal weighting. In the event the target metric is met, target bonus is paid out at 100% of that component of the bonus. A lower and an upper boundary is also set on each side of each target metric. In the event only the lower boundary is met, target bonus is paid out at 50% of that component of the bonus. No payment is made for performance under the lower boundary. In the event the upper boundary is met, target bonus is paid out at 150% of that component of the bonus. Performance between the boundaries and target levels are paid based on a straight-line calculation. Above the upper boundary, additional bonus is paid on a straight-line basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.

By:	/s/ Frank Verdecanna
	Name:	Frank Verdecanna
	Title:	Vice President and Chief Financial Officer (Principal Financial Officer)

Dated:  April 3, 2009